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                                                                 Exhibit (m)(30)

                        DOMESTIC MUTUAL FUND DISTRIBUTION
                       AND SHAREHOLDER SERVICES AGREEMENT

One Group Dealer Services, Inc.
1111 Polaris Parkway, Suite 2-G/J/L, OH1-1235
Columbus, OH 43240

Ladies and Gentlemen:

You serve as principal underwriter to all of the open-end investment companies registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") listed on Schedule A to this Agreement (the "Funds"). Shares of the Funds are registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") and offered to the public through a prospectus ("Prospectus") and statement of additional information ("SAI"). You hereby appoint UBS Financial Services Inc., directly and through each of its affiliates as it may choose in its sole discretion ("UBS Financial Services"), and UBS Financial Services hereby agrees to serve as your agent in providing distribution assistance and shareholder services pertaining to the Funds under the following terms and conditions:

Section 1 -- Services to be Provided by UBS Financial Services

UBS Financial Services will provide some or all of the following services under this Agreement:

     (a) Assist you in marketing shares of the Funds to UBS Financial Services's prospective and existing customers which may include various types of retirement plans (collectively "Customers");

     (b) Assist you in processing purchase, exchange and redemption requests for Customers and in placing such orders with the Funds or their transfer agent ("TA");

     (c) Provide periodic information to Customers about their holdings of Fund shares;

     (d) Arrange for bank wires or federal funds wires;

     (e) Respond to Customer inquiries concerning their investments in the Funds and the services performed by UBS Financial Services under this Agreement;

     (f) Where required by law, forward Fund shareholder communications (such as proxies, shareholder reports, financial statements and dividend, distribution and tax notices) to Customers;

     (g) Assist Customers in changing dividend options, account designations, and addresses; and

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     (h) Provide such other similar services as you may reasonably request to the extent permitted under applicable laws or regulations.

UBS Financial Services will determine in its sole discretion those Funds for which it will provide these services.

Section 2 -- Capacity in Which Services Will be Provided

UBS Financial Services will act solely as your agent in providing the services under this Agreement. In no event will UBS Financial Services act in a principal capacity or as a principal underwriter to the Funds as defined in the Investment Company Act. In acting as your agent, UBS Financial Services will rely solely and conclusively on the representations contained in the Prospectus and SAI for each Fund, as well as any other written marketing or other materials you provide. You acknowledge that you or the Funds or any of their affiliates may provide information about the Funds to third-party mutual fund information vendors, such as CDA Investment Technologies, Inc. or Lipper Analytical Services, Inc., (the "Information Vendors"). You will review for completeness and accuracy any and all such information provided to the Information Vendors. UBS Financial Services assumes no responsibility for information about the Funds available through these Information Vendors.

Section 3 -- Processing of Customer Orders

Orders for the purchase of Fund shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales charge, if any) and all orders for the redemption of any Fund shares shall be executed at the net asset value per share less the applicable deferred sales charge, redemption fee or similar charge or fee, if any. Specifically, orders to purchase and redeem shares of the Funds received by UBS Financial Services from Customers prior to 4:00 p.m. Eastern Time on any day that the Funds are open for business ("Day 1") will be transmitted to the Funds or the TA for the Funds no later than 9:00 a.m. Eastern Time on the next day that the Funds are open for business ("Day 2") (such purchases and redemptions are referred to as "Day 1 Trades"). Orders to purchase and redeem shares of the Funds received by UBS Financial Services from Customers after 4:00 p.m. Eastern Time on Day 1, but prior to 4:00 p.m. Eastern Time on Day 2, will be transmitted to the Funds or the TA no later than 9:00 a.m. Eastern Time on the second day that the Fund is open for business following Day 1 (such purchases and redemptions are referred to as "Day 2 Trades"). Day 1 Trades will be effected at the net asset value of each Fund's shares calculated as of the close of business on Day 1, and Day 2 Trades will be effected as of the close of business on Day
2. You agree that, consistent with the foregoing, Day 1 Trades will have been received by the Funds or the TA prior to the close of business on Day 1 for all purposes, including without limitation, effecting distributions.

Section 4 -- Settlement

     (a) You agree that payment for Day 1 Trades will be made by initiation of a federal funds wire transfer for the entire purchase amount relating to such Day 1 Trade no later than 11:00 a.m. Eastern Time on Day 2. Payment for Day 2 Trades will be made by initiation of a federal funds wire transfer for the entire purchase amount relating to such Day 2 Trade no later than 11:00 a.m. Eastern Time on the next business day following Day 2. The payment described above shall

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include UBS Financial Services's reallowance, if any, with respect to such purchase order as determined by you in accordance with the terms of the Prospectus of the applicable Fund. UBS Financial Services's reallowance, if any, shall be payable to UBS Financial Services by you on at least a monthly basis.

     (b) Payments for Shares shall be made by wire directly to the Funds' transfer agent. If payment for any purchase order is not made by UBS Financial Services or its agent in accordance with the terms of the applicable Fund prospectus, you reserve the right, without notice, to cancel the sale and to hold UBS Financial Services responsible for any loss sustained as a result thereof.

Section 5 -- Compensation

     (a) In return for providing the services set forth in this Agreement, UBS Financial Services shall be entitled to a reallowance set forth in the Prospectus of the applicable Fund. This reallowance may take the form of a front-end, deferred or asset-based sales charge, as defined in National Association of Securities Dealers Inc. ("NASD") Conduct Rule 2830(b).

     (b) In addition to the reallowance set forth above in paragraph (a), UBS Financial Services will be entitled to receive an asset-based service fee for each Fund equal in amount to the percentage of net assets set forth in each Funds Prospectus and in Schedule B to this Agreement. The fee will be calculated and paid in the manner set forth in Schedule B.

     (c) In the case of Funds whose shares are sold with a sales charge, Customers may be entitled to a reduction in sales charges on purchases made under a letter of intent ("Letter of Intent") in accordance with the Prospectus of the applicable Fund. In such case, UBS Financial Services's reallowance will be paid based upon the reduced sales charge, but an adjustment will be made to reflect actual purchases of the Customer if such Customer should fail to fulfill their Letter of Intent. The sales charge and/or reallowance may be changed only upon reasonable advance written notice to UBS Financial Services.

     (d) In the case of Funds whose shares are sold with a sales charge, Customers also may be entitled to a reduction in sales charges on purchases made through a right of accumulation in accordance with the Prospectus of the applicable Fund. Under a right of accumulation, Customers are permitted to purchase shares of a Fund at the then current public offering price per share applicable to the total of (i) the dollar amount of shares then being purchased, plus (ii) an amount equal to the then current net asset value or public offering price originally paid per share, whichever is higher, of the Customer's combined holdings of the shares of such Fund and of any other open-end registered investment company as may be permitted by the Prospectus of the applicable Fund. In such case, UBS Financial Services agrees to furnish to you or the TA sufficient information to permit your confirmation of qualification for a reduced sales charge, and acceptance of the purchase order is subject to such confirmation.

     (e) With respect to Fund shares sold with a sales charge, UBS Financial Services agrees to advise you promptly at your request as to amounts of any and all purchases of Fund shares made by UBS Financial Services, as agent for its Customers, qualifying for a reduced sales charge. If any shares sold with a sales charge are redeemed for the account of the Fund or are tendered for redemption within seven (7) days after the date of purchase: (i) UBS Financial Services will refund to you the full reallowance received by UBS Financial Services on the sale;

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and (ii) you will pay to the Fund your portion of the sales charge on the sale which had been retained by you and shall also pay to the Fund the amount refunded by UBS Financial Services.

Section 6 -- Representations

     (a) You represent and warrant as of the date hereof and throughout the term of this Agreement that:

          (i) You are a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, a member in good standing of the NASD, and qualified to conduct business as a broker-dealer in each of the states in which the Funds may be sold;

          (ii) You serve as "principal underwriter" to the Funds within the meaning of the Investment Company Act under one or more written agreements (the "Underwriting Agreements") that are validly executed and will remain in full force in effect throughout the term of this Agreement;

          (iii) The Underwriting Agreements comply fully with applicable provisions of the Investment Company Act, as well as all other applicable laws and regulations;

          (iv) The amount and form of compensation payable to UBS Financial Services under Section 5 of this Agreement, as well as any other cash and non-cash compensation payable to UBS Financial Services, complies fully with applicable provisions of the NASD Conduct Rules, including without limitation NASD Conduct Rules 2820 and 2830, as well as other applicable laws and regulations;

          (v) The compensation payable to UBS Financial Services under Section 5 of this Agreement is accurately and adequately disclosed in compliance with all applicable laws and regulations;

          (vi) All asset-based fees payable to UBS Financial Services under this Agreement for providing distribution-related services will: (i) comply fully with the terms and conditions of Rule 12b-1 under the Investment Company Act; (ii) be paid out of your own legitimate profits and be outside the scope of that rule; or (iii) otherwise comply with applicable laws and regulations;

          (vii) The Prospectus and SAI for each Fund and any additional written materials that you supply to Customers comply in all material respects with applicable regulatory and disclosure requirements;

          (viii) You and the Funds are duly organized and validly existing under the laws of the jurisdiction in which you and the Funds were organized;

          (ix) All authorizations (if any) required for your lawful execution of this Agreement and your performance hereunder have been obtained;

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          (x) Upon execution and delivery by you, and assuming due and valid execution and delivery by UBS Financial Services, this Agreement will constitute a valid and binding agreement enforceable against you in accordance with its terms;

          (xi) The shares of the Funds are registered under the Securities Act of 1933;

          (xii) The Prospectus and SAI of the Funds comply in all material respects with applicable regulatory and disclosure requirements;

          (xiii) You will comply with the Understanding Regarding the Accuracy, Completeness and Circumstances of Providing Written Materials attached to this Agreement as Exhibit A and make the representations, warranties and covenants set forth in that Exhibit;

          (xiv) Shares of the Funds have been qualified for sale under, or are exempt from the requirements of the respective securities laws of the states and jurisdictions listed on Schedule C to this Agreement;

          (xv) You will notify UBS Financial Services promptly in the event shares of the Funds cease to be qualified for sale under, or cease to qualify for an exemption from the requirements of the respective securities laws of the states and jurisdictions listed on Schedule C; and

          (xvi) You will update Schedule A as necessary from time to time, and will notify UBS Financial Services in writing at least 45 days in advance of the offering of a new Fund and/or new share class to be covered by this Agreement. You acknowledge and agree that you may not market or introduce such new Funds or share classes to UBS Financial Services Financial Advisors (or those of its affiliates covered hereunder) for recommendation to our Customers until such time as UBS Financial Services approves (in writing) the new Fund and/or share class for distribution through its system. This restriction applies in all instances and includes Funds and/or shares designed specifically for retirement plans or other specific client segment.

          (xvii) Subject to your right or the right of the Funds to temporarily or permanently discontinue the general offering of shares of any of the Funds covered by this Agreement, you agree to notify UBS Financial Services, in writing, at least 45 days in advance prior to discontinuing the offering of any Funds or shares covered hereunder. UBS Financial Services will have the right to discontinue the use of any Funds or class shares covered hereunder at any time.

     (b) UBS Financial Services represents and warrants that:

          (i) UBS Financial Services is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, a member in good standing of the NASD and qualified to conduct business as a broker-dealer in each of the states in which the Funds may be sold. UBS Financial Services agrees to notify you immediately in the event of (1) the termination of its coverage by the SIPC; (2) its expulsion or suspension from the NASD, or (3) its being found to have materially violated any applicable federal

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     or state law, rule or regulation arising out of its activities as a broker-dealer in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. UBS Financial Services's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of UBS Financial Services from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon OGDS' written notice of termination to UBS Financial Services;

          (ii) UBS Financial Services is duly organized and validly existing under the laws of the jurisdiction in which it was organized;

          (iii) All authorizations (if any) required for UBS Financial Services's lawful execution of this Agreement and UBS Financial Services's performance hereunder have been obtained; and

          (iv) Upon execution and delivery by UBS Financial Services, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement enforceable against UBS Financial Services in accordance with its terms.

Section 7 -- Fund Information

UBS Financial Services agrees that any information it provides to Customers concerning the Funds will be based on information contained in the Prospectus, or SAI for the Funds, on promotional materials or sales literature that you furnish to the public or upon information disseminated by the Information Vendors or available from other published sources.

Section 8 -- Marketing Materials

You represent that all written and electronic advertisements and sales materials pertaining to the Funds that you provide to UBS Financial Services, its affiliates, and their employees, agents and representatives will be accurate and up-to-date as of the time they are provided to UBS Financial Services. In addition, you represent, warrant and covenant the following with regard to such marketing materials:

     (a) All advertisements and sales literature as defined in NASD Conduct Rule 2210(a) will be reviewed and approved by you in accordance with the terms of NASD Conduct Rule 2210(b);

     (b) All such advertisements and sales literature will be filed with the NASD in accordance with the terms of NASD Conduct Rule 2210(c), unless exempted from filing under Conduct Rule 2210(c)(6) and comply with applicable laws, rules and regulations;

     (c) All such advertisements and sales literature will comply with the standards applicable to communications with the public set forth in NASD Conduct Rule 2210(d); and

     (d) You will not distribute to UBS Financial Services, its affiliates and their employees, agents or representatives advertisements or sales literature that do not comply with the terms of

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paragraphs (a), (b) or (c) of this section. You acknowledge that UBS Financial
Services is relying on you fulfilling your obligations and agreements hereunder. Further, you will take all reasonable actions to prevent the distribution by your personnel to UBS Financial Services personnel of any such materials that are inconsistent with these representations.

Section 9 -- Customer Communications

UBS Financial Services agrees to distribute Fund Prospectuses, proxy materials and other shareholder communications to Customers, defined for purposes of this
Section 9 only as existing record or beneficial owners of the Funds, in accordance with applicable regulatory requirements, except to the extent you expressly undertake in writing to do so. You agree to provide UBS Financial Services with sufficient quantities of such materials to send to Customers at no cost to UBS Financial Services. You also agree to reimburse UBS Financial Services for any reasonable out-of-pocket expenses, including the cost of any mailing agent, that UBS Financial Services may incur in mailing the materials to Customers.

Section 10 -- Customer Transactions

     (a) UBS Financial Services agrees that it will not effect any transactions (including, without limitation, any purchases, exchanges and redemptions) in any Fund shares, registered in the name of, or beneficially owned by, any Customer, unless to UBS Financial Services's knowledge, such Customer has granted to UBS Financial Services full right, power and authority to effect such transactions on such Customer's behalf. You reserve the right to suspend the sale of shares or withdraw entirely the sale of shares of any or all of the Funds provided that you send UBS Financial Services reasonable prior written notice of such suspension or withdrawal. In the event that you fail to send us reasonable prior written notice, you agree to indemnify and hold UBS Financial Services harmless for any legal costs we incur resulting from our offer or sale of the Fund's shares after such suspension or withdrawal.

     (b) UBS Financial Services agrees to obtain from each Customer for whom it acts as agent for the purchase of Fund shares any taxpayer identification number certification and such other information as may be required from time to time under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification or other information in order to enable the implementation of any required withholding.

     (c) You understand that UBS Financial Services has in place a sales policy with respect to Class B shares of all Funds that, among other things: (i) prohibits soliciting or recommending Class B share purchases in the amount of $100,000 to $249,999; (ii) requires that any unsolicited Class B share purchases in the amount of $100,000 to $249,999 be accompanied by an executed client disclosure letter; and (iii) prohibits single Class B share purchases in the amount of $250,000 or more, whether solicited or unsolicited. You understand and agree that UBS Financial Services may, from time to time, implement additional internal compliance policies, which may affect, among other things, the sale of the Funds and/or shares covered hereunder. Notwithstanding any provision to the contrary, written notice of such policies and procedures will be deemed to be adequate notice to you without further requirement that you approve or agree to such policies or restrictions.

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     (d) You understand and agree that UBS Financial Services may offer the
Shares pursuant to this Agreement through certain affiliates and subsidiaries, provided that UBS Financial Services shall be responsible for and obligated by the actions of any such affiliates or subsidiaries as if they were the actions of UBS Financial Services itself.

Section 11 -- Indemnification

     (a) You will indemnify and hold harmless UBS Financial Services, each director, officer, employee, and agent of UBS Financial Services, and each person who is or may be deemed to be controlling, controlled by or under common control with UBS Financial Services from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney's and other legal fees) resulting from: (i) the willful misconduct or negligence, as measured by industry standards, of you, your agents and employees, in the performance of, or failure to perform, your obligations under this Agreement; provided, however, that you will not be liable for indemnification under this subparagraph (i) to the extent that any claim, damage, loss, liability, or expense results from the willful misconduct or negligence, as measured by industry standards, of UBS Financial Services or its affiliates; (ii) any violation of any law, rule, or regulation relating to the registration or qualification of shares of a Fund, except to the extent such violation results from the willful misconduct or negligence, as measured by industry standards, of UBS Financial Services; (iii) any untrue statement, or alleged untrue statement, of a material fact contained in any Fund's registration statement or any offering documents, sales literature, or marketing materials that you, a Fund or any affiliates provide to UBS Financial Services or to Information Vendors, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) any material breach or violation of the representations , warranties or covenants made by you in this Agreement. Such right of indemnification will survive the termination of this Agreement.

     (b) UBS Financial Services will indemnify and hold harmless you and each of your directors, officers, employees, and agents of each person who is or may be deemed to be controlling, controlled by or under common control with you, from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney's and other legal fees) resulting from: (i) the willful misconduct or negligence, as measured by industry standards, of UBS Financial Services, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or (ii) any material breach or violation of the representations, warranties or covenants made by UBS Financial Services in this Agreement, provided, however, that UBS Financial Services will not be liable for indemnification hereunder to the extent that any claim, damage, loss, liability, or expense results from the willful misconduct or negligence, as measured by industry standards, of you or your affiliates. This right of indemnification will survive the termination of this Agreement.

     (c) If any action, suit, or proceeding is initiated against any party indemnified hereunder ("Indemnified Party") with respect to which such party intends to seek indemnification, the Indemnified Party will notify the other party ("Indemnifying Party") of such action, suit, or proceeding promptly after service of the summons or other first legal process. Such notice will be given by a means of prompt delivery that provides confirmation of receipt to the address

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detailed below under Section 15. The failure of the Indemnified Party to notify the Indemnifying Party will relieve the Indemnifying Party of its indemnity obligation with respect to that action, suit, or proceeding to the extent that such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party; failure to give prompt notice will not relieve the Indemnifying Party of any liability that it otherwise may have to the Indemnified Party. The Indemnifying Party will be entitled to assume the defense of such action, suit, or proceeding. If the Indemnifying Party elects to assume the defense thereof and retains counsel, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, unless (1) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party, (2) the Indemnified Party has reasonably concluded that there may be legal defenses available to it or other Indemnified Parties that are different from, or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (3) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the Indemnifying Party or Parties. All such fees and expenses will be reimbursed promptly as they are incurred. An Indemnifying Party will not be liable for any settlement of any action or claim effected without its written consent, or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all Indemnified Parties, except to the extent provided herein. The Indemnifying Party will keep the Indemnified Party informed of all materials developments and events relating to such action, suit, or proceeding. If the Indemnifying Party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it, which fees and expenses will be payable to the Indemnified Party at such intervals as the parties may determine or upon the Indemnifying Party's receipt of a bill related thereto.

     (d) The rights of indemnification and procedures applicable thereto as provided by this Section 11 shall survive termination of this Agreement.

Section 12 -- Arbitration

In the event of a dispute with respect to this Agreement that the parties are unable to resolve themselves, such dispute will be settled by arbitration before arbitrators sitting in the Borough of Manhattan, New York, New York in accordance with the then existing NASD Code of Arbitration Procedure ("NASD Code"). The arbitrators will act by majority decision and their award may allocate attorneys fees and arbitration costs between the parties. Their award will be final and binding between the parties, and such award may be entered as a judgment in any court of competent jurisdiction. The parties agree that, to the extent permitted by the NASD Code, the arbitrators will be selected from the securities industry.

Section 13 -- Confidentiality of Customer Information

     (a) Each party to this Agreement shall safeguard and hold confidential from disclosure to unauthorized parties all "Confidential Information" of the other party. For purposes of this Section, the term "Confidential Information" shall mean any and all information which is in any way connected with, derived from or related to the business of a party, including without limitation, any business and financial records, any retail or institutional customer information,

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computer programs, technical data, investment information, lists, compilations, compositions, programs, plans, devices, descriptions, drawings, methods, techniques, processes, designs, theories concepts or ideas, and any information relating to the pricing or marketing policies, suppliers or customers of a party.

     (b) Confidential Information shall not include information to the extent such information is (i) already known to the receiving party free of any restriction at the time obtained, including information in the public domain;
(ii) subsequently learned from an independent third party free of restriction;
(iii) known through no wrongful act of either party; or (iv) independently developed by one party without reference to information which is confidential.

     (c) For purposes of this Section, only your officers, directors, and employees and those of UBS Financial Services, including respective accountants, auditors, and attorneys, shall be authorized parties, provided those individuals have a "need to know" the Confidential Information that is consistent with their respective positions and legal obligations and responsibilities. Before disclosing any Confidential Information, an authorized individual will be advised that such information must be kept confidential. In the event that one party (the "Disclosing Party") is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information to an unauthorized party, the Disclosing Party shall provide the other Party (the "Non-Disclosing Party") with prompt notice of any such request or requirement so that the Non-Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Non-Disclosing Party, the Disclosing Party is nonetheless, in the opinion of counsel, required to disclose Confidential Information, the Disclosing Party may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises the Disclosing Party is required to be disclosed, provided that the Disclosing Party attempt to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Non-Disclosing Party, at the Non-Disclosing Party's expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     (d) Each party further acknowledges and agrees that, in the event of a breach by it of the provisions of this Section, the other party will suffer irreparable harm and damages and, accordingly, shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction. The provisions of this Section shall survive any termination of this Agreement.

     (e) All information, including "nonpublic personal information" as that term is defined in Regulation S-P, relating to either party's customers are and shall remain the sole property of that party and shall not be disclosed to or used by the other party, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Without limiting the generality of the foregoing, each party agrees to comply with the other party's then-current Privacy Policies, as the same may be amended from time to time, with respect to customer information. Each party agrees upon request to provide the other party with a copy of the most current Privacy Policies, or any changes thereto, at the same time that such Privacy Policies or changes are disseminated to the public.

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Section 14 -- Non-Exclusivity of Agreement

Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and UBS Financial Services. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other except as otherwise specifically provided for in this Agreement, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by any applicable federal or state law, rule, regulation or requirement, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

Section 15 -- Notices

Unless otherwise agreed to by both parties, all notices under this Agreement will be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by facsimile, telecopier, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices, located at:

(Address) One Group Dealer Services, Inc.
          1111 Polaris Parkway
          Columbus, OH 43271-1235
    Attn: Chief Operating Officer
          Fax: 614-213-6324

and all notices to UBS Financial Services shall be given or sent to us at UBS Financial Services Inc.; 1000 Harbor Boulevard, Weehawken, NJ 07086. Attn.:
Non-Proprietary Mutual Funds Department-- Vendor Contracts Dept., fax number ______________ with a copy to UBS Financial Services Inc.; Legal Department 1200 Harbor Blvd, 10th Floor, Weehawken, NJ 07086. Attn.: Retail Products Group - Non Proprietary Mutual Funds, fax number ____________.

Section 16 -- Term and Termination of Agreement

This Agreement shall become effective only when accepted and signed by both you and UBS Financial Services, and may be terminated at any time by either party hereto upon 10 days' prior written notice to the other party. After the date of termination of this Agreement (the "Termination Date"), the compensation described in Section 5 hereof will continue to be due with respect to any shares held by UBS Financial Services clients on the Termination Date for so long as
(i) such shares are held in a UBS Financial Services account; (ii) UBS Financial Services continues to provide the services described in this Agreement and (iii) you continue to receive Rule 12b-1 Fees under Shareholder Services Plans adopted by the Funds. UBS Financial Services agrees that in the event of termination of the Agreement as provided in this Section 16, it shall provide you with such reports and certificates as you may reasonably request as necessary to determine that the continued payment of compensation has been calculated in accordance with this Agreement.

Section 17 -- Assignability

This Agreement is not assignable by either party without the other party's prior written consent, and any attempted assignment in contravention hereof shall be null and void; provided, however, that UBS Financial Services may, without your consent, assign its rights and obligations under this Agreement to any affiliate of UBS Financial Services and will make its best effort to give you 30 days written notice of such assignment.

Section 18 -- Schedules; Exhibits; Entire Agreement

All Schedules and Exhibits to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire Agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by UBS Financial Services.

Section 19 -- Amendment

This Agreement may be amended only by a writing executed by each party, except that Schedule A may be amended by you on forty (40) days' written notice to UBS Financial Services or such earlier time as shall be agreed to by the parties.

Section 20 -- Custody

You acknowledge that Fund shares maintained by the Funds hereunder are held in custody for the exclusive benefit of Customers and shall be held free of any right, charge, security interest, lien or claim against UBS Financial Services in favor of you.

Section 21 -- Anti-Money Laundering

UBS Financial Services will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions and will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to (i) obtain, verify, and retain information with regard to investor identification and (ii) to maintain records of all investor transactions. UBS Financial Services will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the you and the Funds with any requested information about investors and accounts in the event that the you and/or the Funds shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

Section 22 -- Governing Law; Miscellaneous

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws. If any provision of this Agreement is held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of the Agreement will continue to be valid and enforceable. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of the Agreement or otherwise affect their meaning or interpretation.

                                Very truly yours,

UBS FINANCIAL SERVICES INC.


Date:                                   By:
      -------------------------             ------------------------------------
                                                 Authorized Signature


UBS FINANCIAL SERVICES INC.


Date:                                   By:
      -------------------------             ------------------------------------
                                                 Authorized Signature


                                        Accepted:
                                        One Group Dealer Services, Inc.

Date:                                   By: /s/ Robert L. Young
      -------------------------             ------------------------------------
                                                 Authorized Signature

                                   SCHEDULE A

                     LIST OF FUNDS SUBJECT TO THE AGREEMENT

One Group(R) Mutual Funds

                                                                                     Admin.        State
            FUND                   Class A   Class B   Class C   Class I   Class S   Class    Qualification *
            ----                   -------   -------   -------   -------   -------   ------   ---------------
1.  Small Cap Growth                  X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
2.  Small Cap Value                   X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
3.  Mid Cap Growth                    X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
4.  Mid Cap Value                     X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
5.  Diversified Mid Cap               X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
6.  Large Cap Growth                  X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
7.  Large Cap Value                   X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
8.  Equity Income                     X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
9.  Diversified Equity                X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
10. Balanced                          X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
11. Equity Index                      X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
12. Market Expansion Index            X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
13. International Equity Index        X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
14. Diversified International         X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
15. Health Sciences                   X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
16  Ultra Short-Term Bond             X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
17. Short-Term Bond                   X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
18. Intermediate Bond                 X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
19. Bond                              X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
20. Income Bond                       X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
21. Government Bond                   X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
22. Treasury & Agency                 X         X                   X                          All
-------------------------------------------------------------------------------------------------------------
23. High Yield Bond                   X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
24. Short-Term Municipal Bond         X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
25. Intermediate Tax-Free Bond        X         X                   X                          All
-------------------------------------------------------------------------------------------------------------
26. Tax-Free Bond                     X         X                   X                          All
-------------------------------------------------------------------------------------------------------------
27. Municipal Income                  X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------
28. Arizona Municipal Bond            X         X                   X                          Note 1
-------------------------------------------------------------------------------------------------------------

29. Kentucky Municipal Bond           X         X                   X                          Note 2
-------------------------------------------------------------------------------------------------------------
30. Louisiana Municipal Bond          X         X                   X                          Note 3
-------------------------------------------------------------------------------------------------------------
31. Michigan Municipal Bond           X         X                   X                          All except DC
-------------------------------------------------------------------------------------------------------------
32. Ohio Municipal Bond               X         X                   X                          Note 4
-------------------------------------------------------------------------------------------------------------
33. West Virginia Municipal Bond      X         X                   X                          Note 5
-------------------------------------------------------------------------------------------------------------
34. Investor Growth                   X         X         X         X                          All
-------------------------------------------------------------------------------------------------------------

                                                                                                  Admin.        State
            FUND                                Class A   Class B   Class C   Class I   Class S   Class    Qualification *
            ----                                -------   -------   -------   -------   -------   ------   ---------------
35. Investor Growth & Income                       X         X         X         X                          All
--------------------------------------------------------------------------------------------------------------------------
36. Investor Balanced                              X         X         X         X                          All
--------------------------------------------------------------------------------------------------------------------------
37. Investor Conservative Growth                   X         X         X         X                          All
--------------------------------------------------------------------------------------------------------------------------
38. Prime Money Market                             X         X         X         X                          All
--------------------------------------------------------------------------------------------------------------------------
39. U.S. Treasury Securities Money Market          X         X         X         X                          All
--------------------------------------------------------------------------------------------------------------------------
40. Municipal Money Market                         X                             X                          All
41. Michigan Municipal Money Market                X                             X                          All except DC
--------------------------------------------------------------------------------------------------------------------------
42. Ohio Municipal Money Market                    X                             X                          Note 6
--------------------------------------------------------------------------------------------------------------------------
43. U.S. Government Securities Money Market        X                             X                          All
--------------------------------------------------------------------------------------------------------------------------
44  Institutional Prime Money Market                                             X         X        X       All
--------------------------------------------------------------------------------------------------------------------------
45. Treasury Only Money Market                                                   X         X        X       All
--------------------------------------------------------------------------------------------------------------------------
46. Government Money Market                                                      X         X        X       All
--------------------------------------------------------------------------------------------------------------------------
47. Technology                                     X         X         X         X                          All
--------------------------------------------------------------------------------------------------------------------------
48. Mortgage-Backed Securities                     X                             X                          Note 7
--------------------------------------------------------------------------------------------------------------------------
49. Market Neutral Fund                            X         X         X         X                          All
--------------------------------------------------------------------------------------------------------------------------

* All = All 50 states plus Washington, D.C. and Puerto Rico

* State Qualification Notes

------------------------------------------------------------------------------------------------------
                                      Class A                           Class B
------------------------------------------------------------------------------------------------------
Note 1   Arizona Municipal Bond       AZ, CA, CO, FL, IL, KY, LA,       AZ, CA, CO, FL, KY, LA, MA,
                                      MA, MN, MT, NC, NE, NH, NJ,       MT, NE, NH, NJ, NM, NV, NY,
                                      NM, NV, NY, OH, OK, OR, TX,       OH, OK, OR, UT
                                      UT, WI
------------------------------------------------------------------------------------------------------
Note 2   Kentucky Municipal           AL, FL, GA, HI, IN,               AL, FL, GA, HI, IN,
------------------------------------------------------------------------------------------------------

                                      Class C                   Class I
---------------------------------------------------------------------------------------------------
Note 1   Arizona Municipal Bond       FL, KY, LA, MT, NH, NJ,   AZ, CA, CO, FL, IL, KY, LA, MT, NE,
                                      NY, OH, OK, OR, UT        NH, NJ, NM, NV, NY, OH, OK, OR, UT


---------------------------------------------------------------------------------------------------
Note 2   Kentucky Municipal Bond      FL, KY, LA, MT,           AL, FL, GA, HI, IN, KY, LA,
---------------------------------------------------------------------------------------------------

                                      Class A                           Class B
------------------------------------------------------------------------------------------------------
         Bond                         KY, LA, MA, MD, MO, MS, MT,       KY, LA, MA, MO, MS, MT, NE,
                                      NE, NH, NJ, NM, NY, OH, OK,       NH, NJ, NY, OH, OK, OR, PA,
                                      OR, PA, TX, UT, WV, WY            TX, UT, WV, WY
------------------------------------------------------------------------------------------------------
Note 3   Louisiana Municipal Bond     AL, AR, AZ, CA, FL, GA, HI,       AL, AR, CA, FL, GA, HI, KY,
                                      IN, KY, LA, MA, MS, MT, NE,       LA, MA, MS, MT, NE, NH, NJ,
                                      NH, NJ, NY, OH, OK, OR, PA,       NY, OH, OK, OR, PA, TX, UT,
                                      TN, TX, UT, VA, WV                VA, WV
------------------------------------------------------------------------------------------------------
Note 4   Ohio Municipal Bond          AL, CA, CO, FL, GA, HI, IL,       AL, AZ, CA, CO, FL, GA, HI,
                                      IN, KY, LA, MA, MD, MI, MN,       IL, IN, KY, LA, MA, MD, MI,
                                      MS, MT, NC, NE, NH, NJ, NV,       MN, MS, MT, NC, NE, NH, NJ,
                                      NY, OH  OK, OR, PA, TX, UT, VA,   NM, NV, NY, OH  OK, OR, PA,
                                      WI, WV, WY                        TN, TX, UT, VA, WA, WI, WV, WY
------------------------------------------------------------------------------------------------------
Note 5   West Virginia Municipal      FL, KY, LA, MA, MD, MT, NC,       FL, KY, LA, MA, MD, MT, NE,
         Bond                         NE, NH, NJ, NY, OH  OK, OR,       NH, NJ, NY, OH, OK, OR, PA,
                                      PA, TX, UT, VA, WV                UT, VA, WV
------------------------------------------------------------------------------------------------------
Note 6   Ohio Municipal Money         AL, AZ, CA, CO, FL, GA, HI,       N/A
         Market                       IL, IN, KY, LA, MA, MD, MI,
                                      MN, MO, MS, MT, NC, NE, NH,
                                      NJ, NM, NV, NY, OH, OK, OR, PA,
                                      SC, TN, TX, UT, VA, WI, WV, WY
------------------------------------------------------------------------------------------------------
Note 7   Mortgage-Backed Securities   All except DC & PR                N/A



------------------------------------------------------------------------------------------------------

                                      Class C                   Class I
---------------------------------------------------------------------------------------------------
                                      NH, NJ, OH, OK, OR, UT    MA, MO, MS, MT, NE, NH, NJ, NM, NY,
                                                                OH, OK, OR, PA, TX, UT, WV, WY

---------------------------------------------------------------------------------------------------
Note 3   Louisiana Municipal Bond     FL, KY, LA, MT, NH, NJ,   AL, AR, CA, FL, GA, HI, KY, LA, MA,
                                      OH, OK, OR, UT            MS, MT, NE, NH, NJ, NY, OH, OK, OR,
                                                                PA, TX, UT, VA, WV

---------------------------------------------------------------------------------------------------
Note 4   Ohio Municipal Bond          FL, KY, LA, MT, NH, NJ,   AL, CA, CO, FL, GA, HI, IL, IN, KY,
                                      OH, OK, OR, UT            LA, MA, MD, MI, MN, MS, MT, NC, NE,
                                                                NH, NJ, NV, NY, OH OK, OR, PA, UT,
                                                                VA, WI, WV, WY

---------------------------------------------------------------------------------------------------
Note 5   West Virginia Municipal      FL, KY, LA, MD, MT, NH,   FL, KY, LA, MA, MD, MT, NE, NH, NJ,
         Bond                         NJ, NY, OH, OK, OR, UT    NY, OH, OK, OR, PA, UT, VA, WV

---------------------------------------------------------------------------------------------------
Note 6   Ohio Municipal Money         FL, KY, LA, MT, NE, NH,   AL, CA, CO, FL, GA, HI, IL, IN, KY,
         Market                       NJ, OH, OK, OR, UT        LA, MA, MN, MO, MS, MT, NC, NE, NH,
                                                                NJ, NV, NY, OH OK, OR, PA, SC, UT,
                                                                VA, WI, WV, WY

---------------------------------------------------------------------------------------------------
Note 7   Mortgage-Backed Securities   N/A                       AK, AL, AR, CA, CO, CT, DE, FL, GA,
                                                                HI, ID, IL, IN, KS, KY, MA, MI, MN,
                                                                MS, NC, NE, NJ, NY, NV, OR, OH, PA,
                                                                RI, SC, UT, VA, WI, WY
---------------------------------------------------------------------------------------------------

                                   SCHEDULE B

                  CALCULATION AND AMOUNT OF ASSET-BASED SERVICE
            FEE PAYABLE TO UBS FINANCIAL SERVICES UNDER THE AGREEMENT

You may, in your sole discretion, reduce the amount of, or terminate entirely, Rule 12b-1 Fee payments. In addition, Rule 12b-1 Fees may be reduced or eliminated at any time if the Shareholder Services Plans under which the fees are paid are materially amended or terminated either by the Board of Trustees of the Fundor by vote of a majority of the outstanding shares of a Fund.

                                   SCHEDULE C

           STATES AND JURISDICTIONS IN WHICH UBS FINANCIAL SERVICES IS AUTHORIZED TO SELL SHARES OF THE FUNDS UNDER THE AGREEMENT

See Schedule A to this Agreement

EXHIBIT A

                           UNDERSTANDING REGARDING THE
              ACCURACY, COMPLETENESS AND CIRCUMSTANCES OF PROVIDING
                                WRITTEN MATERIALS

     UBS Financial Services Inc. and its affiliates ("UBS Financial Services") have a formal policy relating to all offering documents, sales literature, and marketing materials1 of outside mutual fund products made available through UBS Financial Services brokerage accounts and recommended to our Customers (including various retirement plans), which includes all such materials distributed or made available by you. All such materials must be provided in advance to the Non-Proprietary Mutual Funds Department for review and approval before use and must be up-to-date as of the time they are distributed or made available by you to UBS Financial Services personnel, including, but not be limited to, UBS Financial Services's employees, agents and representatives. In addition, for all such materials that you distribute or make available to UBS Financial Services personnel, you represent, warrant and covenant now and for such materials in the future that:

     Public Materials: All materials intended for public dissemination which are distributed or made available by you to UBS Financial Services personnel have been submitted to and cleared by the United States Securities and Exchange Commission or the National Association of Securities Dealers, Inc., unless exempt from filing under NASD Rules, as appropriate for use by an NASD member, and comply with applicable laws, rules and regulations.

     "Internal Use Only" Materials: No material will be distributed or made available to UBS Financial Services personnel which is intended for "internal" or "broker use only" , unless specifically approved in advance by UBS Financial Services. This limitation does not apply to materials ordered by UBS Financial Services personnel directly from the Funds' fulfillment center or downloaded from the Funds' website.

     Continuing Compliance: You acknowledge that the distribution to UBS Financial Services personnel of the above-referenced materials that are not in compliance with the above statements is strictly prohibited, and you acknowledge that UBS Financial Services is relying on you fulfilling your obligations and agreements hereunder. Further, you will take all reasonable actions to prevent the distribution to UBS Financial Services personnel of any such materials that are inconsistent with these representations.

----------
/1/ Sales literature, marketing materials and "Internal Use Only" documents include, but are not limited to: broker-dealer kits; brochures; newsletters; advertisements; documents regarding sales promotions or contests; questions and answer sheets; scripts; speech outlines or other public presentations; prospecting or solicitation letters; slide presentations; audiotapes and videotapes; columns prepared for outside publications; reprints or excerpts from published materials; and any documents or materials adapted from the above materials.

                                     - 3 -